EXHIBIT 99.1

Yelp Reports Third Quarter 2020 Financial Results

Net Revenue grew by 31% from the second quarter 2020 to $221 million
Third quarter Net Loss of $1 million
Adjusted EBITDA increased by $42 million from the second quarter 2020 to $53 million
Cash and Cash Equivalents increased by $65 million to $591 million as of September 30, 2020

SAN FRANCISCO--(BUSINESS WIRE)--November 5, 2020--Yelp Inc. (NYSE: YELP), the company that connects people with great local businesses, today posted its financial results for the third quarter ended September 30, 2020 in the Q3 2020 Shareholder Letter available on its Investor Relations website at www.yelp-ir.com.
“Yelp’s third quarter results demonstrate our business’s considerable resilience, highlighted by positive year-over-year revenue growth in two key areas of our long-term strategy: Home & Local Services and our Self-serve sales channel,” said Jeremy Stoppelman, Yelp’s co-founder and chief executive officer. “Together with our strong balance sheet and increased sales efficiency, we are confident in our ability to return to sustainable growth in the new year while still managing the impacts of the pandemic.”
Yelp today separately announced the appointment of Tony Wells to its Board of Directors. More information on Mr. Wells and the expansion of Yelp’s Board to nine seats can be found here.
Quarterly Conference Call
Yelp will host a live Q&A session today at 2:00 p.m. Pacific Time to discuss the third quarter 2020 financial results and outlook for the fourth quarter of 2020. The webcast of the Q&A can be accessed on the Yelp Investor Relations website at www.yelp-ir.com. A replay of the webcast will be available at the same website.
About Yelp
Yelp Inc. (www.yelp.com) connects people with great local businesses. With unmatched local business information, photos, and review content, Yelp provides a one-stop local platform for consumers to discover, connect, and transact with local businesses of all sizes by making it easy to request a quote, join a waitlist, and make a reservation, appointment, or purchase. Yelp was founded in San Francisco in July 2004.
Yelp intends to make future announcements of material financial and other information through its Investor Relations website. Yelp will also, from time to time, disclose this information through press releases, filings with the Securities and Exchange Commission, conference calls, or webcasts, as required by applicable law.

Forward-Looking Statements
This press release contains forward-looking statements relating to, among other things, Yelp’s future performance, including Yelp’s ability to return to sustainable growth in the new year as well as the strength and resilience of its business, that are based on its current expectations, forecasts, and assumptions that involve risks and uncertainties.
Yelp’s actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of future performance. Factors that could cause or contribute to such differences include, but are not limited to:

•the duration and magnitude of the COVID-19 pandemic and measures implemented to help control its spread;

•The pace of reopening and recovery by local economies;
•Yelp’s ability to maintain and expand its base of advertisers, particularly as many businesses reduce spending on advertising in connection with COVID-19;
•Yelp’s ability to continue to operate effectively with a primarily remote work force and attract and retain key talent;
•Yelp’s limited operating history in an evolving industry;
•Yelp’s ability to generate sufficient revenue to regain profitability, particularly in light of the ongoing impact of COVID-19 and Yelp’s relief initiatives; and
•Yelp’s ability to generate and maintain sufficient high-quality content from its users.

Investor Relations Contact
Kate Krieger
ir@yelp.com

YELP INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 30, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$590,789	$170,281
Short-term marketable securities	—	242,000
Accounts receivable, net	84,813	106,832
Prepaid expenses and other current assets	18,590	14,196
Total current assets	694,192	533,309
Long-term marketable securities	—	53,499
Property, equipment and software, net	105,488	110,949
Operating lease right-of-use assets	176,603	197,866
Goodwill	106,772	104,589
Intangibles, net	14,240	10,082
Restricted cash	826	22,037
Other non-current assets	40,829	38,369
Total assets	$1,138,950	$1,070,700

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued liabilities	$103,378	$72,333
Operating lease liabilities — current	54,396	57,507
Deferred revenue	4,731	4,315
Total current liabilities	162,505	134,155
Operating lease liabilities — long-term	155,297	174,756
Other long-term liabilities	5,520	6,798
Total liabilities	323,322	315,709

Stockholders' equity:
Common stock	—	—
Additional paid-in capital	1,358,804	1,259,803
Accumulated other comprehensive loss	(9,576)	(11,759)
Accumulated deficit	(533,600)	(493,053)
Total stockholders' equity	815,628	754,991
Total liabilities and stockholders' equity	$1,138,950	$1,070,700

YELP INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net revenue	$220,807	$262,474	$639,738	$745,371

Costs and expenses:
Cost of revenue (1)	13,193	16,514	41,865	45,754
Sales and marketing (1)	101,301	127,655	334,887	374,016
Product development (1)	53,022	56,661	174,104	169,302
General and administrative (1)	30,887	39,703	100,825	101,927
Depreciation and amortization	12,544	12,391	37,484	36,507
Restructuring	535	—	3,847	—
Total costs and expenses	211,482	252,924	693,012	727,506
Income (loss) from operations	9,325	9,550	(53,274)	17,865
Other income, net	399	3,063	3,277	11,645
Income (loss) before income taxes	9,724	12,613	(49,997)	29,510
Provision for (benefit from) income taxes	10,744	2,552	(9,484)	5,781
Net (loss) income attributable to common stockholders	$(1,020)	$10,061	$(40,513)	$23,729

Net (loss) income per share attributable to common stockholders
Basic	$(0.01)	$0.14	$(0.56)	$0.31
Diluted	$(0.01)	$0.14	$(0.56)	$0.30

Weighted-average shares used to compute net (loss) income per share attributable to common stockholders
Basic	73,514	70,773	72,495	75,975
Diluted	73,514	73,712	72,495	79,315

(1) Includes stock-based compensation expense as follows:
	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Cost of revenue	$849	$1,054	$2,835	$3,415
Sales and marketing	7,196	7,683	22,194	23,143
Product development	15,551	15,250	50,133	46,572
General and administrative	6,659	5,249	17,428	17,876
Total stock-based compensation	$30,255	$29,236	$92,590	$91,006

YELP INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2020	2019
Operating Activities
Net (loss) income attributable to common stockholders	$(40,513)	$23,729
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	37,484	36,507
Provision for doubtful accounts	26,802	15,259
Stock-based compensation	92,590	91,006
Noncash lease cost	31,545	31,379
Deferred income taxes	(6,505)	(673)
Other adjustments, net	1,316	(2,559)
Changes in operating assets and liabilities:
Accounts receivable	(4,783)	(29,395)
Prepaid expenses and other assets	1,552	(2,312)
Operating lease liabilities	(34,284)	(31,002)
Accounts payable, accrued liabilities and other liabilities	23,181	17,329
Net cash provided by operating activities	128,385	149,268

Investing Activities
Sales and maturities of marketable securities — available-for-sale	290,395	—
Purchases of marketable securities — held-to-maturity	(87,438)	(396,648)
Maturities of marketable securities — held-to-maturity	93,200	530,597
Release of escrow deposit	—	28,750
Purchases of property, equipment and software	(24,072)	(29,950)
Other investing activities	329	383
Net cash provided by investing activities	272,414	133,132

Financing Activities
Proceeds from issuance of common stock for employee stock-based plans	11,620	15,813
Repurchases of common stock	—	(474,993)
Taxes paid related to the net share settlement of equity awards	(12,557)	(32,784)
Other financing activities	(433)	—
Net cash used in financing activities	(1,370)	(491,964)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(132)	258

Change in cash, cash equivalents and restricted cash	399,297	(209,306)
Cash, cash equivalents and restricted cash — Beginning of period	192,318	354,835
Cash, cash equivalents and restricted cash — End of period	$591,615	$145,529

Non-GAAP Financial Measures
This press release and statements made during the above referenced webcast may include information relating to EBITDA, Adjusted EBITDA and Adjusted EBITDA margin, each of which the Securities and Exchange Commission has defined as a "non-GAAP financial measure."

We define EBITDA as net income (loss), adjusted to exclude: provision for (benefit from) income taxes; other income, net; and depreciation and amortization.

We define Adjusted EBITDA as net income (loss), adjusted to exclude: provision for (benefit from) income taxes; other income, net; depreciation and amortization; stock-based compensation expense; and, in certain periods, certain other income and expense items, such as restructuring costs and fees related to shareholder activism. We define Adjusted EBITDA margin as Adjusted EBITDA divided by net revenue.

EBITDA, Adjusted EBITDA and Adjusted EBITDA margin are key measures used by Yelp management and the board of directors to understand and evaluate operating performance and trends, to prepare and approve Yelp’s annual budget and to develop short- and long-term operational plans. In particular, the exclusion of certain expenses in calculating EBITDA and Adjusted EBITDA can provide a useful measure for period-to-period comparisons of Yelp’s primary business operations. Accordingly, Yelp believes that EBITDA, Adjusted EBITDA and Adjusted EBITDA margin provide useful information to investors and others in understanding and evaluating its operating results in the same manner as its management and board of directors.

EBITDA and Adjusted EBITDA, which are not prepared under any comprehensive set of accounting rules or principles, have limitations as analytical tools and you should not consider them in isolation or as substitutes for analysis of Yelp’s financial results as reported in accordance with generally accepted accounting principles in the United States (“GAAP”). In particular, EBITDA and Adjusted EBITDA should not be viewed as substitutes for, or superior to, net income (loss) prepared in accordance with GAAP as a measure of profitability or liquidity. Some of these limitations are:

•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect all cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
•EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, Yelp's working capital needs;
•EBITDA and Adjusted EBITDA do not reflect the impact of the recording or release of valuation allowances or tax payments that may represent a reduction in cash available to Yelp;
•Adjusted EBITDA does not consider the potentially dilutive impact of equity-based compensation;
•Adjusted EBITDA does not take into account any income or costs that management determines are not indicative of ongoing operating performance, such as restructuring costs and fees related to shareholder activism; and
•other companies, including those in Yelp’s industry, may calculate EBITDA and Adjusted EBITDA differently, which reduces their usefulness as comparative measures.

Because of these limitations, you should consider EBITDA, Adjusted EBITDA and Adjusted EBITDA margin alongside other financial performance measures, net income (loss) and Yelp’s other GAAP results.

The following is a reconciliation of net (loss) income to EBITDA and Adjusted EBITDA (in thousands, except percentages; unaudited):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Reconciliation of Net (Loss) Income to EBITDA and Adjusted EBITDA:
Net (loss) income	$(1,020)	$10,061	$(40,513)	$23,729
Provision for (benefit from) income taxes	10,744	2,552	(9,484)	5,781
Other income, net	(399)	(3,063)	(3,277)	(11,645)
Depreciation and amortization	12,544	12,391	37,484	36,507
EBITDA	21,869	21,941	(15,790)	54,372
Stock-based compensation	30,255	29,236	92,590	91,006
Fees related to shareholder activism(1)	—	7,116	—	7,116
Restructuring	535	—	3,847	—
Adjusted EBITDA	$52,659	$58,293	$80,647	$152,494

Net revenue	$220,807	$262,474	$639,738	$745,371
Adjusted EBITDA margin	24%	22%	13%	20%
(1) Recorded within general and administrative expenses on our Condensed Consolidated Statements of Operations.